Exhibit 10.4

JOINDER to

letter agreement

This Joinder to Letter Agreement (this “Joinder”) is made this 21st day of February, 2024, by each of the undersigned, in respect of that certain Letter Agreement (the “Letter Agreement”), a copy of which is attached hereto as Exhibit A, dated as of December 14, 2021, by and among EVe Mobility Acquisition Corp (the “Company”), EVe Mobility Sponsor LLC, a Cayman Islands limited liability company and each of the other persons set forth on the signature pages thereto. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Letter Agreement.

RECITALS:

WHEREAS, each of the undersigned agrees to be bound by the binding provisions of the Letter Agreement.

NOW, THEREFORE, for and in good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned agrees as follows:

1. the undersigned hereby agrees to be bound by the terms and conditions of the Letter Agreement as a party thereunder.

2. This Joinder shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

IN WITNESS WHEREOF, this Joinder has been executed and delivered by the undersigned as of the date set forth above.

Blufire Capital Limited

/s/ Narinder Singh
Name:	Narinder Singh
Title:	Authorized Signatory

/s/ Khairul Azmi Bin Ismaon
Name:	Khairul Azmi Bin Ismaon

/s/ Dr. Ulf Henning Richter
Name:	Dr. Ulf Henning Richter

/s/ Shabeeb Hamad Sultan AL Darmaki
Name:	Shabeeb Hamad Sultan AL Darmaki

/s/ Brian David Kitney
Name:	Brian David Kitney

/s/ Nikita Jaiswal
Name:	Nikita Jaiswal

Acknowledged and Agreed:

EVE MOBILITY ACQUISITION CORP

By:	/s/ Maximilian A. Staedtler
Name:	Maximilian A. Staedtler
Title:	Chief Executive Officer

[Signature Page to Joinder to Letter Agreement]

EXHIBIT A

Letter Agreement

(attached)